AMERICAN RAILCAR INDUSTRIES

100 Clark Street, St. Charles Missouri 63301 www.americanrailcar.com
News Release

For Release: March 27, 2006	Contact:	William P. Benac Michael Obertop
	Phone:	636.940.6000

AMERICAN RAILCAR INDUSTRIES ANNOUNCES AGREEMENT TO PURCHASE
CUSTOM STEEL, INC. FROM STEEL TECHNOLOGIES

     ST. CHARLES, MO (March 27, 2006) — American Railcar Industries, Inc. (NASDAQ: ARII) (“ARI”) today announced that the Company has signed a definitive agreement to acquire the stock of Custom Steel, Inc., a subsidiary of Steel Technologies Inc. (NASDAQ/NM: STTX). Custom Steel operates a facility located adjacent to ARI’s component manufacturing facility in Kennett, Missouri that produces value-added fabricated parts that primarily support ARI’s railcar manufacturing operations. The purchase price is approximately $13 million plus approximately $5 million for inventories. Subject to customary closing conditions, the transaction is expected to close on or about April 1, 2006.
     James J. Unger, Chief Executive Officer of ARI, said, “Steel Technologies’ Custom Steel Kennett facility is a well-managed operation that has provided a high level of service and quality fabricated parts to our railcar manufacturing business. We are pleased to welcome the employees of the Kennett facility to ARI. For many years we have been the beneficiary of their good work and are very pleased to have them join us in manufacturing railcars for our customers. The addition of this facility to our railcar manufacturing business increases the percentage of railcar parts that are manufactured by the Company.”
About American Railcar Industries, Inc.
     American Railcar Industries, Inc. is a leading North American manufacturer of covered hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding the anticipated closing of our acquisition of Custom Steel and the estimated amount of the working capital adjustment to the purchase price of the acquisition. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. The acquisition of Custom Steel is subject to customary closing conditions. We cannot guarantee that the acquisition will close on schedule, if at all, or that the acquisition will be successful or otherwise improve our financial performance or future business prospects. The actual purchase price adjustment will depend on the amount of Custom Steel’s inventories at closing. Other potential risks and uncertainties that could adversely affect our business include, among other things: the difficulties of integrating acquired businesses with our own; the cyclical nature of our business;

adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filing with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. More information about American Railcar Industries, Inc. is available on our website at www.americanrailcar.com.